                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                                 Rollins, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
     and 0-11

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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    (2) Form, Schedule or Registration Statement No.:

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    (4) Date Filed:

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
                                     [LOGO]

                                 ROLLINS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                2170 PIEDMONT ROAD, N.E., ATLANTA, GEORGIA 30324

TO THE HOLDERS OF THE COMMON STOCK:

    PLEASE TAKE NOTICE that the 1997 Annual Meeting of Stockholders of Rollins, Inc., a Delaware corporation (the "Company"), will be held at the Company's offices located at 2170 Piedmont Road, N.E., Atlanta, Georgia on Tuesday, April 22, 1997, at 9:30 A.M., or any adjournment thereof, for the following purposes:

    (a) To elect two Class II directors to the Board of Directors;

    (b) To transact such other business as may properly come before the meeting or any adjournment thereof.

    The Proxy Statement dated March 17, 1997, is attached.

    The Board of Directors has fixed the close of business on February 28, 1997, as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting.

    Stockholders who do not expect to be present at the meeting are urged to complete, date, sign, and return the enclosed proxy. No postage is required if the enclosed envelope is used and mailed in the United States.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          Gene L. Smith, SECRETARY

Atlanta, Georgia
March 17, 1997

                                PROXY STATEMENT

    The following information concerning the enclosed proxy and the matters to be acted upon at the Annual Meeting of Stockholders to be held on April 22, 1997, is submitted by the Company to the stockholders for their information.

                   SOLICITATION OF AND POWER TO REVOKE PROXY

    A form of proxy is enclosed. Each proxy submitted will be voted as directed, but if not otherwise specified, proxies solicited by the Board of Directors of the Company will be voted in favor of the candidates for election to the Board of Directors.

    This Proxy Statement and a form of proxy were first mailed to stockholders on or about March 17, 1997. A stockholder executing and delivering a proxy has power to revoke the same and the authority thereby given at any time prior to the exercise of such authority, if he so elects, by contacting either proxyholder.

                                 CAPITAL STOCK

    The outstanding capital stock of the Company on February 28, 1997 consisted of 34,413,481 shares of Common Stock, par value $1.00 per share. Holders of Common Stock are entitled to one vote (non-cumulative) for each share of such stock registered in their respective names at the close of business on February 28, 1997, the record date for determining stockholders entitled to notice of and to vote at the meeting or any adjournment thereof.

    The names and addresses of the executives named in the Summary Compensation Table and the name and address of each stockholder who owned beneficially five percent (5%) or more of the shares of Common Stock of the Company on February 28, 1997, together with the number of shares so owned and the percentage of outstanding shares that ownership represents, and information as to Common Stock ownership of the executive officers and directors of the Company as a group (according to information received by the Company) is set out below:

                                                                               AMOUNT         PERCENT OF
                            NAME AND ADDRESS                                BENEFICIALLY      OUTSTANDING
                           OF BENEFICIAL OWNER                                OWNED (1)         SHARES
-------------------------------------------------------------------------  ---------------  ---------------
R. Randall Rollins.......................................................    13,991,295(2)          40.7
2170 Piedmont Road, N.E.
Atlanta, Georgia

Gary W. Rollins..........................................................    14,370,209(3)          41.8
2170 Piedmont Road, N.E.
Atlanta, Georgia

Reich & Tang Asset Management L.P........................................     2,749,689(4)           8.0
600 Fifth Avenue
New York, New York

Mario Gabelli............................................................     2,518,825(5)           7.3
One Corporate Center
Rye, New York

Gene L. Smith............................................................         9,300(6)        --
2170 Piedmont Road, N.E.
Atlanta, Georgia

All Directors and Executive Officers as a group (8 persons)..............    15,301,768(7)          44.5

------------------------

(1) Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(2) Includes 156,329 shares of the Company held as Trustee, Guardian, or Custodian for his children or as custodian for the children of his brother, Gary W. Rollins. Also includes 1,431,700 shares of the Company held in five trusts of which he is a Co-Trustee and as to which he shares voting and investment power. Does not include 56,543* shares of the Company held by his wife. Also includes 10,419,000 shares owned by LOR, Inc. Mr. Rollins is an officer, director and stockholder of LOR, Inc. Also includes 1,080,000 shares owned by The May Partnership. Mr. Rollins is an officer, director and stockholder of Rollins Holding Company, Inc., the corporation which is the sole general partner of The May Partnership. Also includes 738,288 shares owned by Mr. O. Wayne Rollins' Estate. Mr. Rollins is the Co-Executor and Co-Trustee of this estate. Also includes 50,010 shares owned by the RWR Investment Partnership, a Georgia limited partnership, of which Mr. Rollins is the sole general partner.

(3) Includes 252,386 shares of the Company held as Custodian for the grandchildren of his brother, R. Randall Rollins, and 1,398,100 shares of the Company in five trusts of which he is Co-Trustee and as to which he shares voting and investment power. Does not include 61,299* shares of the Company held by his wife. Also includes 10,419,000 shares owned by LOR, Inc. Mr. Rollins is an officer, director and stockholder of LOR, Inc. Also includes 1,080,000 shares owned by The May Partnership. Mr. Rollins is an officer, director and stockholder of Rollins Holding Company, Inc., the corporation which is the sole general partner of The May Partnership. Also includes 738,288 shares owned by Mr. O. Wayne Rollins' Estate. Mr. Rollins is the Co-Executor and Co-Trustee of this estate.

(4) Based upon the information received by the Company, an aggregate of 2,749,689 shares of Company Common Stock are beneficially owned by Reich & Tang Asset Management L.P. on behalf of certain accounts for which Reich & Tang Asset Management L.P. provides investment advice on a fully discretionary basis. This entity has the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, shares of the Common Stock. None of the above mentioned entities has a greater than 5% interest in the Common Stock.

(5) Based upon information received by the Company, an aggregate of 2,518,825 shares of Company Common Stock are beneficially owned by Mario Gabelli and entities controlled directly or indirectly by Mario Gabelli as follows:
    GAMCO Investors, Inc., 1,809,825 shares; Gabelli Funds, Inc., 705,000 shares; and Mr. Mario Gabelli, 4,000 shares. GAMCO Investors, Inc. does not have authority to vote 130,500 shares of the total 1,809,825 held. Several of these entities share voting and disposition powers with respect to the shares of Company Common Stock held by them.

(6) Mr. Smith owns less than 1% of outstanding shares. This includes 5,032 incentive stock options that are currently exercisable.

(7) Shares held in trusts as to which more than one officer and/or director are Co-Trustees have been included only once. These shares include shares held by LOR, Inc. and The May Partnership. This also includes 5,032 incentive stock options held by Mr. Gene L. Smith that are currently exercisable.

* Messrs. R. Randall Rollins and Gary W. Rollins disclaim any beneficial interest in these holdings.

                             ELECTION OF DIRECTORS

    Two individuals are to be elected at the Annual Meeting to serve as Class II directors for a term of three years, and until the election and qualification of their successors. Five other individuals serve as directors but are not standing for re-election because their terms as directors extend past this Annual Meeting pursuant to provisions of the Company's Bylaws which provide for the election of directors for staggered terms, with each director serving a three year term. Unless authority is withheld, the proxy holders will vote for the election of the first two persons named below to three year terms as directors. Although Management does not contemplate the possibility, in the event any nominee is not a candidate or is unable to serve as director at the time of the election, unless authority is withheld, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill such vacancy.

    The name and age of each of the two nominees, their principal occupations, together with the number of shares of Common Stock beneficially owned, directly or indirectly, by each nominee and the percentage of outstanding shares that ownership represents, all as of the close of business February 28, 1997, (according to information received by the Company) are set out below. Similar information is also provided for those directors whose terms expire in future years.

                                                                                        SHARES       PERCENT OF
                                                                  SERVICE AS           OF COMMON     OUTSTANDING
NAME                            PRINCIPAL OCCUPATION (1)           DIRECTOR    AGE     STOCK (2)       SHARES
----------------------  ----------------------------------------  ----------   ---   -------------   -----------

CLASS II (NEW TERM EXPIRES 2000)

John W. Rollins (3)     Chairman of the Board and Chief            1948 to     80        15,510(4)         *
                        Executive Officer of Rollins Truck         date
                        Leasing Corp. (vehicle leasing and
                        transportation); Chairman of the Board
                        and Chief Executive Officer of Rollins
                        Environmental Services, Inc. (hazardous
                        waste treatment and disposal); Chairman
                        of the Board of Dover Downs
                        Entertainment, Inc. (operator of
                        multi-purpose gaming and entertainment
                        complex) (since October 1996)

Gary W. Rollins (3)     President and Chief Operating Officer of   1981 to     52    14,370,209(5)      41.8
                        the Company (since 1984)                   date

CLASS I (TERM EXPIRES 1999)

R. Randall Rollins (3)  Chairman of the Board and Chief            1968 to     65    13,991,295(6)      40.7
                        Executive Officer of the Company (since    date
                        October 1991); Senior Vice Chairman of
                        the Board of the Company (October
                        1983-October 1991); Chairman of the
                        Board, Chief Executive Officer of RPC,
                        Inc. (oil and gas field services and
                        boat manufacturing) (since 1984)

Henry B. Tippie         Chairman of the Board and Chief            1960 to     70     1,244,750(7)       3.6
                        Executive Officer of Tippie Services,      1970;
                        Inc. (management services); Chairman of    1974 to
                        the Executive Committee and Vice           date
                        Chairman of the Board of Rollins Truck
                        Leasing Corp. (vehicle leasing and
                        transportation); Chairman of Executive
                        Committee, Rollins Environmental
                        Services, Inc. (hazardous waste
                        treatment and disposal); Chairman of
                        Executive Committee of Matlack Systems,
                        Inc. (bulk trucking and terminaling);
                        Vice Chairman of the Board of Dover
                        Downs Entertainment, Inc. (operator of
                        multi-purpose gaming and entertainment
                        complex) (since October 1996)

                                                                                        SHARES       PERCENT OF
                                                                  SERVICE AS           OF COMMON     OUTSTANDING
NAME                            PRINCIPAL OCCUPATION (1)           DIRECTOR    AGE     STOCK (2)       SHARES
----------------------  ----------------------------------------  ----------   ---   -------------   -----------
James B. Williams       Chairman of the Board and Chief            1978 to     63        20,000            *
                        Executive Officer of SunTrust Banks,       date
                        Inc. (bank holding company) (since April
                        1991); President, CEO and Director of
                        SunTrust Banks, Inc. (bank holding
                        company) (April 1990-April 1991); Vice
                        Chairman and Director of SunTrust Banks,
                        Inc. (bank holding company) (July
                        1984-April 1990); President and Director
                        of Trust Company of Georgia (bank
                        holding company) (June 1981-January
                        1989); President and Director of Sun
                        Banks, Inc. (bank holding company) (from
                        January 1986-January 1989)

CLASS III (TERM EXPIRES 1998)

Wilton Looney           Honorary Chairman of the Board of          1975 to     77         1,500            *
                        Genuine Parts Company (automotive parts    date
                        distributor)

Bill J. Dismuke         Retired President of Edwards Baking        1984 to     60           900            *
                        Company (manufacturing of baked pies and   date
                        pie pieces); President and Chief
                        Executive Officer of Jackson and Coker,
                        Inc. (Physician recruiting) (1987-1990)

------------------------

*   Less than .1% of outstanding shares.

(1) Except as noted, each of the directors has held the positions of responsibility set out in this column (but not necessarily his present title) for more than five years. In addition to the directorships listed in this column, the following individuals also serve on the boards of directors of the following companies: John W. Rollins: Matlack Systems, Inc.; James B.
    Williams: The Coca-Cola Company, Genuine Parts Company, Sonat Inc., and Georgia-Pacific Corp.; Gary W. Rollins: Rollins Truck Leasing Corporation;
    R. Randall Rollins: SunTrust Banks, Inc., SunTrust Banks of Georgia, and Dover Downs Entertainment, Inc. All persons named in the above table, other than Bill J. Dismuke, are also directors of RPC, Inc.

(2) Except as otherwise noted, the nature of the beneficial ownership for all shares is sole voting and investment power.

(3) R. Randall Rollins and Gary W. Rollins are brothers. John W. Rollins is their uncle.

(4) Does not include 1,350** shares held by his wife as custodian for his children.

(5) (See information contained in footnote (3) to the table appearing in Capital Stock section.)

(6) (See information contained in footnote (2) to the table appearing in Capital Stock section.)

(7) Includes 909,750** shares of Common Stock of the Company in five trusts of which he is Co-Trustee and as to which he shares voting and investment power, 5,000** shares in a trust of which he is the sole Trustee, and 10,000 shares in a partnership which he has voting right for 10,000 shares but beneficial partnership interest of 100 shares. Does not include shares of Common Stock of the Company owned by The May Partnership, an interest in which is indirectly held by a trust of which Mr. Tippie is a Co-Trustee but not a beneficiary, 300** shares held by his wife, or 900** shares held by his wife as Trustee for his children.

------------------------

** Messrs. John W. Rollins and Henry B. Tippie disclaim any beneficial interest in these holdings.

            BOARD OF DIRECTORS COMPENSATION, COMMITTEES AND MEETINGS

    During 1996, non-employee Directors received $750 for each meeting of the Board of Directors or committee they attended, plus $10,000 per year, from the Company.

    The Audit Committee of the Board of Directors of the Company consists of Henry B. Tippie, Chairman; Wilton Looney; and James B. Williams. The Audit Committee had two meetings during the year ending December 31, 1996. Its functions are to select a firm of certified public accountants whose duty it is to audit the books and accounts of the Company and its subsidiaries for the fiscal year for which they are appointed and to monitor the effectiveness of the audit efforts and the Company's financial and accounting organization and financial reporting. The Compensation Committee of the Board of Directors of the Company consists of Henry B. Tippie, Chairman; Wilton Looney; and James B. Williams. The Compensation Committee had one meeting during the year ending December 31, 1996. The function of the Compensation Committee is to review the Company's executive compensation structure and recommend to the Board any changes to insure continued effectiveness. It also administers the Rollins Employee Stock Incentive Plan. The Board of Directors met, or took action by way of unanimous consent, five times during the year ended December 31, 1996. No director attended fewer than 75% of the board meetings and meetings of committees on which he served during 1996. The Company does not have a nominating committee of the Board of Directors.

         REPORT OF THE COMPENSATION COMMITTEE AND THE PERFORMANCE GRAPH

    NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, THAT MIGHT INCORPORATE COMPANY FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE PERFORMANCE GRAPH SHALL NOT BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

OVERVIEW

    The Compensation Committee is comprised of outside directors who are not eligible to participate in the plans and over whose names this report is presented. The Committee reviews and approves the compensation of the Company's executive officers annually. The actions of executive officers have a profound impact on the short-term and long-term profitability of the Company. Therefore, the design of the executive officer compensation package is very important.

    The Company has an executive compensation package that is driven by an increase in shareholder value, the overall performance of the Company, and the individual performance of the executive. The measures of the Company's performance include sales revenue and net income. The three main components of the executive compensation package are base salary, cash incentive plans, and stock-based incentive plans.

BASE SALARY

    The first component is base salary. The Company believes that it is important for the Named Executives to receive acceptable salaries so the Company can keep the senior executive talent it needs to meet the challenges in today's environment. The factors subjectively used in determining base salary include the recent profit performance of the Company, the magnitude of responsibilities, the scope of the position, individual performance and the pay received by peers in similar positions in the same geographical area. These factors are not used in any specific formula or weighting. The salaries of the Named Executives are reviewed annually.

CASH BASED INCENTIVE PLANS

    The second component of the executive compensation package consists of a cash based incentive plan. The Company currently offers one cash based incentive plan, which is the performance bonus plan or short-term plan.

    The performance bonus plan has more emphasis on short-term performance by evaluating performance over a 12 month operating cycle. This plan has a payout subjectively based on net income, budget objectives, and other individual specific performance objectives. These specific performance objectives relate to each executive improving the contribution of his functional areas of responsibility to further enhance the earnings of the Company. The annual incentive compensation package for executive officers is developed by the Chief Executive Officer of the Company prior to the end of each fiscal year. It is based upon a performance formula for the ensuing fiscal year. That performance formula and incentive package is then reviewed by the Compensation Committee and is either accepted, amended or modified. Of the three Named Executives, only the Chief Financial Officer, Gene L. Smith, participates in this plan. The Chief Executive Officer, R. Randall Rollins, and the President and Chief Operating Officer, Gary W. Rollins, do not participate in the performance bonus plan. The Committee determined that due to the short term nature of the performance bonus plan, it is not appropriate for the two aforementioned Named Executives to participate at this time because many of their individual contributions cannot be effectively measured over a 12 month operating cycle.

    Gene L. Smith, the Chief Financial Officer, earned no bonus in 1996 because the Company did not attain its profit objectives.

STOCK BASED INCENTIVE PLANS

    At the Company's 1994 Annual Meeting the stockholders approved the 1994 Employee Stock Incentive Plan. As detailed in the Long-Term Incentive Plans Table on page 10, the Chief Financial Officer, Gene L. Smith, was awarded 3,000 shares of Performance Restricted Stock under this plan in 1996. No other awards were granted to the Named Executives under the 1994 Employee Stock Incentive Plan during 1996. Mr. Smith's award was based on his performance and took into consideration the value of all unexercised options he currently holds under this plan and a previous plan. The Chief Executive Officer, R. Randall Rollins, and the Chief Operating Officer, Gary W. Rollins, maintain a significant ownership interest in the Company and were therefore not considered for grants in 1996 under the 1994 Employee Stock Incentive Plan.

    The Committee thinks it unlikely that any participants in the Company's stock plans will, in the foreseeable future, receive in excess of $1 million in aggregate compensation (the maximum amount for which an employer may claim a compensation deduction pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended, unless certain performance related compensation exemptions are met) during any fiscal year, and has therefore determined that since the exemption requirement does not apply, the Company will not change its various compensation plans, or otherwise meet the requirements of such exemption, at this time.

CEO PAY

    The 1996 cash compensation of R. Randall Rollins, Chairman and Chief Executive Officer, was $460,057. This represents the total compensation for Mr. Rollins, no portion of which was in performance driven bonuses or stock based incentive plans as mentioned above. The Committee feels that due to the significant level of ownership in the Company, the Chief Executive Officer will not participate in an incentive plan at this time. The Committee considers several factors when determining the CEO's salary. These factors include long-term growth in net income, stockholder value improvements as well as his individual performance. The decision of the Committee is subjective and these factors are not used in any specific formula or weighting. The CEO does not participate in the deliberations of the Compensation Committee when his salary or incentive is determined.

CONCLUSION

    The Committee believes that this mix of conservative market-based salaries, cash incentives for short-term performance, and stock based incentives for long-term performance in the Company represent a balance that will motivate the executive team to produce the type of results that the Company has historically achieved. The Committee further believes this program strikes an appropriate balance between the interests of the Company in operating its businesses and appropriate rewards based on shareholder value.

                                          Henry B. Tippie, Chairman
                                          Wilton Looney
                                          James B. Williams

                               PERFORMANCE GRAPH

    As part of the executive compensation information presented in this Proxy Statement, the Securities and Exchange Commission requires a five year comparison of the cumulative total stockholder return based on the performance of the stock of the Company as compared with both a broad equity market index and an industry or peer group index. The indices included in the following graph are the S&P 500 Index and the S&P 500 Commercial Services Index.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                                                                                                   S&P
                                                                                                COMMERCIAL
                                                                  ROLLINS, INC     S&P 500         SVCS
1991                                                                     $100.00    $100.00           $100.00
1992                                                                      130.93     107.62             99.02
1993                                                                      148.21     118.46             95.94
1994                                                                      128.24     120.03             88.29
1995                                                                      125.60     165.13            119.26
1996                                                                      116.72     203.05            123.16
ASSUMES INITIAL INVESTMENT OF $100
*TOTAL RETURN ASSUMES REINVESTMENT OF DIVIDENDS
NOTE: TOTAL RETURNS BASED ON MARKET CAPITALIZATION

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    The following directors serve on the Company's Compensation Committee: Henry
B. Tippie, Wilton Looney, and James B. Williams. None of these individuals are employees of the Company. No executive officer of the Company serves on a Compensation Committee of another company. R. Randall Rollins, an executive of the Company, serves on the Board of Directors of both SunTrust Banks, Inc. and SunTrust Banks of Georgia, a subsidiary of SunTrust Banks, Inc. Mr. Williams is the Chairman and Chief Executive Officer of SunTrust Banks, Inc. Mr. Rollins is not on the Compensation Committee of either SunTrust Banks of Georgia or SunTrust Banks, Inc. Rollins, Inc. maintains a significant banking relationship with SunTrust Banks of Georgia. All banking services provided by SunTrust Banks of Georgia are priced at market-competitive rates.

                             EXECUTIVE COMPENSATION

    Shown below is information concerning the annual and long-term compensation for services in all capacities to the Company for the calendar years ended December 31, 1996, 1995 and 1994, of those persons who were, at December 31, 1996 (i) the chief executive officer and (ii) the other most highly compensated executive officers of the Company whose total annual compensation exceeded $100,000 (the Named Executives):

                           SUMMARY COMPENSATION TABLE

                                                                                            LONG-TERM
                                                                                       COMPENSATION AWARDS
                                                                                    --------------------------
                                                                                    RESTRICTED
                                                        ANNUAL COMPENSATION            STOCK      SECURITIES       ALL OTHER
                                                  --------------------------------    AWARDS      UNDERLYING     COMPENSATION
NAME AND PRINCIPAL POSITION                         YEAR       SALARY      BONUS      ($) (1)     OPTIONS (#)         (2)
------------------------------------------------  ---------  ----------  ---------  -----------  -------------  ---------------
R. Randall Rollins..............................       1996  $  460,057  $  --       $  --            --            $1,800
Chairman of the Board &                                1995     459,036     --          --            --             1,800
Chief Executive Officer                                1994     437,632     --          --            --             1,800

Gary W. Rollins.................................       1996     798,208     --          --            --             1,800
President &                                            1995     798,228     --          --            --             1,800
Chief Operating Officer                                1994     757,632     --          --            --             1,800

Gene L. Smith...................................       1996     164,620     --          --            --             1,800
Chief Financial Officer                                1995     162,779     --          --            --             1,800
                                                       1994     157,332   25,030      51,075         4,000           1,800

------------------------

(1) The values set forth above in the column for restricted stock awards are as of January 24, 1994, the date of grant of Time Lapse Restricted Stock. On December 31, 1996, these were the only shares of Time Lapse Restricted Stock held by the Named Executive. The number of shares and their value on December 31, 1996 were as follows: Mr. Smith, 1,800 shares valued at $36,000. The December 31, 1996 values are based on the December 31, 1996 closing market stock price of $20 and do not take into account any diminution of value attributable to time lapse restrictions on these shares. Time Lapse Restricted Stock vests ten years from the date of grant. During these ten years, grantees receive all dividends declared and retain voting rights for the granted shares. Any nonvested Time Lapse Restricted Stock will be forfeited upon termination of employment.

(2) Effective October 1, 1983, the Company adopted the Rollins 401(k) Plan ("401(k) Plan"), a qualified retirement plan designed to meet the requirements of Section 401(k) of the Internal Revenue Code. The 401(k) Plan provides for a matching contribution of forty cents ($.40) for each one dollar ($1.00) of a participant's contribution to the 401(k) Plan, not to exceed 3 percent of his or her annual compensation (which includes commissions, overtime and bonuses). A participant's voluntary pre-tax salary deferrals made under the 401(k) Plan are in lieu of payment of compensation to the participant. The amounts shown in this column represent the Company match for the Named Executives.

                     OPTION/SAR GRANTS IN FISCAL YEAR 1996

    There were no Incentive Stock Option or Stock Appreciation Right grants to the Named Executives during 1996.

              AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1996
                         AND YEAR-END OPTION/SAR VALUES

                                                                                       NUMBER OF        VALUE OF
                                                                                      SECURITIES      UNEXERCISED
                                                                                      UNDERLYING      IN-THE-MONEY
                                                                                      UNEXERCISED    OPTIONS/SAR'S
                                                                                     OPTIONS/SAR'S   AT FY-END ($)
                                                                           VALUE     AT FY-END (#)        (1)
                                                     SHARES ACQUIRED     REALIZED    EXERCISABLE/     EXERCISABLE/
NAME                                                 ON EXERCISE (#)        ($)      UNEXERCISABLE   UNEXERCISABLE
-------------------------------------------------  -------------------  -----------  -------------  ----------------
R. Randall Rollins...............................               0        $       0            0/0   $            0/0
Gary W. Rollins..................................               0                0            0/0                0/0
Gene L. Smith....................................             177            1,549    4,072/6,220      15,628/21,822

------------------------

(1) Based on the closing price of Company common stock on the New York Stock Exchange on December 31, 1996 of $20 per share.

            LONG-TERM INCENTIVE PLANS -- AWARDS IN FISCAL YEAR 1996

                                                                                                   PERFORMANCE OR
                                                                                                    OTHER PERIOD
                                                                              NUMBER OF SHARES,         UNTIL
                                                                               UNITS OR OTHER       MATURATION OR
NAME                                                                             RIGHTS (#)            PAYOUT
---------------------------------------------------------------------------  -------------------  -----------------
R. Randall Rollins.........................................................               0                  N/A
Gary W. Rollins............................................................               0                  N/A
Gene L. Smith..............................................................           3,000             01/23/01

    Performance restricted stock is granted, but not earned and issued, until certain five year tiered performance criteria are met. The performance criteria are predetermined market prices of the Company's stock. On the date the stock appreciates to each level (determination date), 20% of performance shares are earned. Once earned, the stock vests in five years from the determination date. After the determination date, the grantee will receive all dividends declared and also have voting rights to the shares.

                                 BENEFIT PLANS

    The Rollins, Inc. Retirement Income Plan is a trusteed defined benefit pension plan. The amounts shown on the following table are those annual benefits payable for life on retirement at age 65. The amounts computed in the following table assume: (a) that the participant remains in the service of the Company until his normal retirement date at age 65; (b) that the participant's earnings continue at the same rate as paid in the year ended December 31, 1996 during the remainder of his service until age 65; (c) that the normal form of benefit is a single-life annuity; and (d) that the Plan continues without substantial modification.

                                                       PENSION PLAN TABLE
                                   ----------------------------------------------------------
                                                        YEARS OF SERVICE
                                   ----------------------------------------------------------
REMUNERATION                           15          20          25          30          35
---------------------------------  ----------  ----------  ----------  ----------  ----------
$ 100,000........................  $   22,500  $   30,000  $   37,500  $   45,000  $   45,000
 200,000.........................      45,000      60,000      75,000      90,000      90,000
 300,000.........................      67,500      90,000     112,500     135,000     135,000
 400,000.........................      90,000     120,000     150,000     180,000     180,000
 500,000.........................     112,500     150,000     187,500     225,000     225,000
 600,000.........................     135,000     180,000     225,000     270,000     270,000
 700,000.........................     157,500     210,000     262,500     315,000     315,000
 800,000.........................     180,000     240,000     300,000     360,000     360,000
 900,000.........................     202,500     270,000     337,500     405,000     405,000
1,000,000........................     225,000     300,000     375,000     450,000     450,000

The above table does not reflect the Plan offset for Social Security average earnings, the maximum limit on covered compensation under Section 401(a)(17) of the Internal Revenue Code of 1986 as amended (the "Code"), or the maximum benefit limitations under Section 415 of the Code. The covered compensation for the Named Executives is identical to the compensation reflected in the Summary Compensation Table under the two columns titled "Salary" and "Bonus".

    Retirement income benefits are based on the average of the employee's compensation from the Company for the five consecutive complete calendar years of highest compensation during the last ten consecutive complete calendar years ("final average compensation") immediately preceding the employee's retirement date or, if earlier, the date of his termination of employment. All full-time corporate employees of the Company and its subsidiaries (other than employees subject to collective bargaining agreements) are eligible to participate in the Retirement Income Plan after completing one year of service as an employee. The benefit formula is 1 1/2% of final average compensation less 3/4% of final average FICA earnings multiplied by years of service (maximum 30 years). The Plan also provides reduced early retirement benefits under certain conditions. In accordance with the Code, the maximum annual benefit that could be payable to a Retirement Income Plan beneficiary in 1996 was $120,000. However, this limitation does not affect previously accrued benefits of those individuals who became entitled to benefits in excess of $120,000 prior to the effective date of applicable provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Tax Reform Act of 1986. In accordance with the Code (as amended by the Omnibus Budget Reconciliation Act of 1993), the maximum compensation recognized by the Retirement Income Plan was $150,000 in 1996. Retirement benefits accrued at the end of any calendar year will not be reduced by any subsequent changes in the maximum compensation limit.

    The current credited years of service for the Named Executives, each of whom is a participant in the Plan, are: R. Randall Rollins, 13 years; Gary W. Rollins, 30 years; and Gene L. Smith, 11 years.

    Effective October 1, 1983, the Company adopted a qualified retirement plan designed to meet the requirements of Section 401(k) of the Code ("401(k) Plan"). The only form of benefit payment under the 401(k) Plan is a single lump-sum payment equal to the balance in the participant's account on the date the distribution is processed. Under the 401(k) Plan, the full amount of a participant's accrued benefit is payable upon his termination of employment, attainment of age 59 1/2 with respect to pre-tax deferrals only, retirement, total and permanent disability, or death. Amounts contributed by the Company to the accounts of Named Executives for 1996 under this plan are reported in the "All Other Compensation" column of the Summary Compensation Table above.

                         INDEPENDENT PUBLIC ACCOUNTANTS

    Arthur Andersen LLP served as the Company's auditors for 1996. As is its policy, upon the recommendation of the Audit Committee, the Board of Directors shall select a firm of certified public accountants for 1997. It is anticipated that a representative of Arthur Andersen LLP will be present at the Annual Meeting to answer questions and make a statement should such representative so desire.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Company has completed a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company by all Directors, Officers and greater than 10 percent stockholders subject to the provisions of Section 16 of the Securities Exchange Act of 1934. In addition, the Company has a written representation from all Directors, Officers and greater than 10 percent stockholders from whom no Form 5 was received, indicating that no Form 5 filing was required. Based solely on this review, the Company believes that all filing requirements of such persons under Section 16 for the fiscal year ended December 31, 1996 were timely satisfied.

                             STOCKHOLDER PROPOSALS

    Appropriate proposals of stockholders intended to be presented at the Company's 1998 Annual Meeting of Stockholders must be received by the Company by November 17, 1997 for inclusion in its proxy statement and form of proxy relating to that meeting. If the date of the next annual meeting is advanced by more than 30 calendar days or delayed by more than 30 calendar days from the date of the annual meeting to which this proxy statement relates, the Company shall, in a timely manner, inform its stockholders of the change and the date by which proposals of stockholders must be received.

                      VOTING PROCEDURES AND VOTE REQUIRED

    The Chairman of the Board of Directors of the Company will select a representative of the Company's transfer agent as Inspector of the Election, to determine the eligibility of persons present at the Meeting to vote and to determine whether the name signed on each proxy card corresponds to the name of a stockholder of the Company. The Inspector shall also determine whether or not a quorum of the shares of the Company (consisting of a majority of the votes entitled to be cast at the Meeting) exists at the Meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a quorum exists and a vote is taken at the Meeting, the Inspector shall tabulate (i) the votes cast for or against each proposal and (ii) the abstentions and broker non-votes in respect of each proposal.

    In accordance with the Delaware General Corporation Law, the election of the nominees named herein as directors will require the affirmative vote of a plurality of the votes cast by the shares of Company Common Stock entitled to vote in the election provided that a quorum is present at the Meeting.

    In the case of a plurality vote requirement (as in the election of directors), where no particular percentage vote is required, the outcome is solely a matter of comparing the number of votes cast in favor of a proposal to the number of votes cast against the proposal, and hence only votes for or against the proposal (and not abstentions or broker non-votes) are relevant to the outcome.

                                 MISCELLANEOUS

    The Company's Annual Report for the calendar year ended December 31, 1996 is being mailed to stockholders with this proxy statement.

    UPON THE WRITTEN REQUEST OF ANY RECORD OR BENEFICIAL OWNER OF COMMON STOCK OF THE COMPANY WHOSE PROXY WAS SOLICITED IN CONNECTION WITH THE 1997 ANNUAL MEETING OF STOCKHOLDERS, THE COMPANY WILL FURNISH SUCH OWNER, WITHOUT CHARGE, A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1996. REQUEST FOR A COPY OF SUCH ANNUAL REPORT ON FORM 10-K SHOULD BE MADE IN WRITING, ADDRESSED TO ROLLINS, INC., P.O. BOX 647, ATLANTA, GEORGIA 30301, ATTENTION:
GENE L. SMITH, SECRETARY.

    Management knows of no business other than the matters set forth herein which will be presented at the meeting. Inasmuch as matters not known at this time may come before the meeting, the enclosed proxy confers discretionary authority with respect to such matters as may properly come before the meeting; and it is the intention of the persons named in the proxy to vote in accordance with their best judgment on such matters.

                                          BY ORDER OF THE BOARD OF DIRECTORS
                                          Gene L. Smith, SECRETARY

Atlanta, Georgia
March 17, 1997

PROXY
                                 ROLLINS, INC.
         PROXY SOLICITED BY THE BOARD OF DIRECTORS OF ROLLINS, INC. FOR
       ANNUAL MEETING OF STOCKHOLDERS, TUESDAY, APRIL 22, 1997, 9:30 A.M.

    The undersigned hereby constitutes and appoints R. RANDALL ROLLINS and GARY
W. ROLLINS, and each of them, jointly and severally, proxies, with full power of substitution, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on April 22, 1997, at 9:30 a.m., at 2170 Piedmont Road, N.E., Atlanta, Georgia, or any adjournment thereof.

    The undersigned acknowledges receipt of Notice of the aforesaid Annual Meeting and Proxy Statement, each dated March 17, 1997, grants authority to said proxies, or either of them, or their substitutes, to act in the absence of others, with all the powers which the undersigned would possess if personally present at such meeting, and hereby ratifies and confirms all that said proxies, or their substitutes, may lawfully do in the undersigned's name, place or stead. The undersigned instructs said proxies, or either of them, to vote as follows:

1. / / FOR all Class II nominees; / / For all Class II nominees, except as indicated below; or / / REFRAIN from voting for the election of John W. Rollins and Gary W. Rollins as Class II directors.

   (INSTRUCTIONS: To refrain from voting for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

2. ON ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF.

                                     (over)

                          (continued from other side)

ALL PROXIES SIGNED AND RETURNED WILL BE VOTED OR NOT VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, BUT THOSE WITH NO CHOICE WILL BE VOTED FOR ELECTION OF THE BOARD OF DIRECTORS' NOMINEES FOR DIRECTOR. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY.

                             PROXY

                             PLEASE SIGN BELOW, DATE AND RETURN
                             PROMPTLY
                             ___________________________________________________
                             ___________________________________________________
                                                  SIGNATURE
                             DATED: ____________________________________________
                             (Signature should conform to name and title stenciled hereon. Executors, administrators, trustees, guardians and attorneys should add their title upon signing.)

   NO POSTAGE REQUIRED IF THIS PROXY IS RETURNED IN THE ENCLOSED ENVELOPE AND
                          MAILED IN THE UNITED STATES.